UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012

WCA Waste Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification number)

1330 Post Oak Blvd., 30th Floor Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 292-2400

One Riverway, Suite 1400

Houston, Texas 77056

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 23, 2012, WCA Waste Corporation, a Delaware corporation (the “Company”), entered into a Credit Agreement (the “New Credit Agreement”) by and among Cod Merger Company, Inc., a Delaware corporation (“Merger Sub”), the Company, WCA Waste Systems, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Cod Intermediate, LLC, a Delaware limited liability company (“Parent”), certain lenders party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent and collateral agent pursuant to which the Lenders have agreed to extend credit in the form of (i) term loans on the date of the Merger (defined below) in an aggregate principal amount not in excess of $275,000,000 that will be used to fund a portion of the Merger consideration and the repayment of existing indebtedness in connection with the Merger and (ii) revolving loans on and after the Merger in an aggregate principal amount at any time outstanding not in excess of $100,000,000. The Company has also requested that the Swingline Lender (as defined in the New Credit Agreement) extend credit to the Company in an aggregate principal amount at any time outstanding not in excess of $15,000,000. A copy of the New Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On March 23, 2012, the Company, Merger Sub and Parent agreed to waive a provision in the Merger Agreement (defined below) that would have required that the employment of each of the Company’s executive officers to be terminated at the effective time of the Merger to allow the executives to provide transitional services as described below. For more information regarding the employment arrangements of the Company’s executive officers following the Merger see Item 5.02 below of this Current Report on Form 8-K (this “Report”).

Item 1.02	Termination of a Material Definitive Agreement

In connection with the Merger described in Item 2.01 of this Report and the New Credit Agreement, on March 23, 2012, all indebtedness of the Company outstanding under that certain Credit Agreement dated July 5, 2006, by and among the Company, the financial institutions signatory thereto (the “Current Lenders”), and Comerica Bank, a Texas banking association, as agent for the Current Lenders (as amended, the “Comerica Credit Agreement”) was paid in full, the Company’s obligations under the Comerica Credit Agreement were discharged and all credit and financing commitments of the Current Lenders under the Comerica Credit Agreement were cancelled and terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 21, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Parent and Merger Sub. Parent is owned by Macquarie Infrastructure Partners II U.S., L.P. and Macquarie Infrastructure Partners II International, L.P. (together, the “Investor Group”). At a special meeting of the Company’s stockholders held on March 8, 2012, the Company’s stockholders adopted the Merger Agreement. On March 23, 2012, in accordance with the Merger Agreement and pursuant to the Delaware General Corporation Law, Merger Sub merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Parent.

In the Merger, each share of common stock of the Company, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger was converted automatically into the right to receive $6.50 in cash. Each share of the Company’s Series A Convertible Pay-In-Kind Preferred Stock, par value $0.01 per share (the “Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger was converted automatically into the right to receive an amount in cash equal to the preferred stock liquidation preference as of the date of closing. At the effective time of the Merger, each share of Common Stock held by the Company was cancelled, all restricted shares of Common Stock vested in full and all outstanding options to purchase Common Stock were cancelled.

In addition, pursuant to a purchase agreement by and between Parent, Merger Sub and Waste Industries USA, Inc. immediately following, but in connection with, the Merger, Parent caused the Company to transfer all of the Company’s assets relating to its North Carolina and South Carolina operations to Waste Industries USA, Inc. for $20,000,000 in cash which will be used to partially fund the Merger consideration. An affiliated fund of the Investor Group owns the majority of the shares of Waste Industries USA, Inc. and Messrs. Cook, Kuchel and Mitchener who were appointed to the Board of Directors of the Company (the “Board”) following the Merger also serve on the board of directors of Waste Industries USA, Inc.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information disclosed in Item 2.01 of this Report is herein incorporated by reference.

In connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the outstanding shares of Common Stock were converted into the right to receive $6.50 in cash, without interest, and requested that NASDAQ file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of Common Stock are no longer listed on NASDAQ.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Items 2.01, 3.01 and 5.03 is herein incorporated by reference.

Upon the effective time of the Merger, holders of the Common Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the merger consideration). Holders of the Preferred Stock ceased to have any rights as stockholders in the Company (other than their right to receive the Preferred Stock liquidation preference as of March 23, 2012).

Additional information and details of the Merger Agreement were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on December 21, 2011 and are incorporated by reference herein. Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 21, 2011, which complete copy of the Merger Agreement is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The information disclosed in Items 2.01, 3.01, 3.03 and 5.02 is herein incorporated by reference.

To finance the payment of the aggregate merger consideration, Parent used amounts borrowed under the New Credit Agreement, proceeds of the sale of all North Carolina and South Carolina assets of the Company and cash provided by Macquarie Infrastructure Partners II U.S., L.P. and Macquarie Infrastructure Partners II International, L.P.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(b) In accordance with the Merger Agreement, upon completion of the Merger, the directors and officers of Merger Sub became the directors and officers of the Company. Accordingly, each of Tom J. Fatjo, Jr., Chairman of the Board and Chief Executive Officer, Jerome M. Kruszka, President and Chief Operating Officer, Charles A. Casalinova, Senior Vice President and Chief Financial Officer and Tom J. Fatjo, III, Senior Vice President-Finance and Secretary ceased to hold his position with the Company. In addition, Tom J. Fatjo, Jr., Jerome M. Kruszka, Richard E. Bean, Roger A. Ramsey, Preston Moore, Jr., Honorable John V. Singleton, Daniel J. Clark, Jeffrey S. Serota and Ryan Berry resigned from their positions as members of the Board and any committees on which they served. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices.

(c) At the effective time of the Merger, Paul Mitchener became the President of the Company. Mr. Mitchener, 52, is a managing director with Macquarie Infrastructure and Real Assets (“MIRA”), an affiliate of Parent and Merger Sub, and has served as president and director of Merger Sub since December 2011. Mr. Mitchener joined Macquarie in 2005. For MIRA, he is the asset director for its investment in Waste Industries USA, Inc. and a member of the Waste Industries board of directors and is the chairman of Broadrock Biopower, a renewable energy company. Prior to joining Macquarie, Mr. Mitchener had previously served as president of Energy Developments Inc., a U.S. subsidiary of the Australian publicly-listed Renewable Energy Company; director and general manager of Swire Sita Waste Services Ltd, the Hong Kong, Taiwan, Macau and mainland China subsidiary of an Anglo/French joint venture operating landfills, containerized transfer stations and residential, commercial and industrial waste collection operations; executive vice president responsible for technical and environmental departments of SITA, the waste management subsidiary of SUEZ Group; and vice president of technical development for BFI International Inc. Mr. Mitchener brings to the Company a career spanning 30 years in the waste and waste-related renewable energy industries and his extensive experience in the waste management industry will benefit the Company in his roles as president and director of the Company.

Joseph Scarano will continue to serve as the principal accounting officer of the Company, a position which he has held since February 2009. It is anticipated that Mr. Scarano will become the Company’s principal financial officer in the future.

(d) At the effective time of the Merger, the size of the Board was set at three and the following individuals became the directors of the Company.

Paul Mitchener (see above).

Karl Kuchel. Mr. Kuchel, 33, is a managing director with MIRA, an affiliate of Parent and Merger Sub, and has served as vice president, treasurer and director of Merger Sub since December 2011. Mr. Kuchel has been with Macquarie since 2003 and is the Chief Operating Officer for the Macquarie Infrastructure Partners (MIP) and Macquarie Infrastructure Partners II (MIP II) funds, which manage infrastructure investments across a number of sectors including utilities, toll roads, ports, renewable energy, waste and telecommunications. He is directly involved in capital allocation, cash flow management, valuation, financing, strategy and business planning across the MIP and MIP II funds and portfolio companies. He also acts as a board member for the majority of MIP and MIP II’s portfolio companies including Waste Industries USA, Inc and Broadrock Renewables. Mr. Kuchel is also a Chartered Accountant and brings to the Board almost ten years of asset management experience with Macquarie, including board experience with other portfolio companies, that will benefit the Company as a director of the Company

Michael Cook. Mr. Cook, 52, is a senior managing director with MIRA and has served as a director of Merger Sub since December 2011. Mr. Cook joined Macquarie as a senior managing director in 1999 when Macquarie acquired the Australian investment banking operations of Bankers Trust Company, where he was a partner serving on the management committee in the Asia Pacific Region. Mr. Cook has been with MIRA since 2004 and now serves on the MIRA executive committee for North America. He has overall responsibility for MIRA capital raising and investor relations in North America and has oversight of investment and asset management activities in several industry sectors within MIRA’s investment sphere. He serves on the boards of directors of several fund portfolio companies in the transportation, telecommunications and social infrastructure sectors, as well as Waste Industries USA, Inc. Mr. Cook is also a qualified Chartered Accountant. Mr. Cook brings over 25 years of banking and investment experience to the Board.

(e) On March 23, 2012, prior to the effective time of the Merger but in contemplation of the Merger, the Company entered into an Amendment and Restatement of Employment Agreement with each of Messrs. Fatjo, Jr., Kruszka, Casalinova and Fatjo, III to provide for a twenty-one day transition period pursuant to which such former executive officers of the Company will provide transition services to the Company. Following this transition period, the employment of each such former executive officer of the Company will be terminated, with Mr. Kruszka providing continuing consulting services thereafter for one day per week. Each former executive officer will be paid the change in control payment owed to him pursuant to his employment agreement upon the expiration of this transition period. Copies of the Amendment and Restatement of Employment Agreements are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Upon the effective time of the Merger, the Company’s Fourth Amended and Restated Incentive Plan was terminated and all outstanding options to purchase shares of Common Stock outstanding under the plan were cancelled.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the Second Amended and Restated Certificate of Incorporation of the Company was amended and restated in its entirety and the Second Amended and Restated Bylaws of the Corporation were amended and restated in their entirety. A copy of the Third Amended and Restated Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference and a copy of the Third Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 8.01	Other Events.

On March 23, 2012, the Company issued a press release titled “WCA Waste Corporation Completes Acquisition by Macquarie Infrastructure Partners II,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 23, 2012, in connection with its previously announced tender offer relating to any and all of its outstanding 7 1/2% Senior Notes due 2019 (the “Notes”) pursuant to its Offer to Purchase and Consent Solicitation Statement dated February 6, 2012, the Company accepted all of the Notes that were validly tendered and not validly withdrawn as of 5:00 p.m. New York City time on March 22, 2012 (the “Expiration Date”). Upon acceptance of the tendered Notes, the previously executed supplemental indenture and amendment to the registration rights agreement related to the Notes became effective. As of the Expiration Date, holders of approximately 98.26% of the outstanding aggregate principal amount of the Notes had validly tendered and not validly withdrawn their Notes. Also on March 23, 2012, the Company issued a press release titled “WCA Waste Corporation Announces Final Results of its Tender Offer and Consent Solicitation,” a copy of which is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of WCA Waste Corporation

3.2	Third Amended and Restated Bylaws of WCA Waste Corporation

10.1	Credit Agreement dated March 23, 2012 by and among Cod Merger Company, Inc., the Company, WCA Waste Systems, Inc., Cod Intermediate, LLC, the lenders party thereto, and Credit Suisse AG, as administrative agent and collateral agent

10.2	Amendment and Restatement of Employment Agreement dated March 23, 2012 by and among WCA Management Company, L.P., WCA Waste Corporation and Tom J. Fatjo, Jr.

10.3	Amendment and Restatement of Employment Agreement dated March 23, 2012 by and among WCA Management Company, L.P., WCA Waste Corporation and Jerome M. Kruszka

10.4	Amendment and Restatement of Employment Agreement dated March 23, 2012 by and among WCA Management Company, L.P., WCA Waste Corporation and Charles A. Casalinova

10.5	Amendment and Restatement of Employment Agreement dated March 23, 2012 by and among WCA Management Company, L.P., WCA Waste Corporation and Tom J. Fatjo, III

99.1	Press Release of WCA Waste Corporation titled “WCA Waste Corporation Completes Acquisition by Macquarie Infrastructure Partners II” dated March 23, 2012

99.2	Press Release of WCA Waste Corporation titled “WCA Waste Corporation Announces Final Results of its Tender Offer and Consent Solicitation” dated March 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: March 23, 2012	/s/ Michael A. Roy
Michael A. Roy
Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of WCA Waste Corporation

3.2	Third Amended and Restated Bylaws of WCA Waste Corporation

10.1	Credit Agreement dated March 23, 2012 by and among Cod Merger Company, Inc., the Company, WCA Waste Systems, Inc., Cod Intermediate, LLC, the lenders party thereto, and Credit Suisse AG, as administrative agent and collateral agent

10.2	Amended and Restated Employment Agreement dated March 23, 2012 by and among WCA Management Company, L.P., WCA Waste Corporation and Tom J. Fatjo, Jr.

10.3	Amended and Restated Employment Agreement dated March 23, 2012 by and among WCA Management Company, L.P., WCA Waste Corporation and Jerome M. Kruszka

10.4	Amended and Restated Employment Agreement dated March 23, 2012 by and among WCA Management Company, L.P., WCA Waste Corporation and Charles A. Casalinova

10.5	Amended and Restated Employment Agreement dated March 23, 2012 by and among WCA Management Company, L.P., WCA Waste Corporation and Tom J. Fatjo, III

99.1	Press Release of WCA Waste Corporation titled “WCA Waste Corporation Completes Acquisition by Macquarie Infrastructure Partners II” dated March 23, 2012

99.2	Press Release of WCA Waste Corporation titled “WCA Waste Corporation Announces Final Results of its Tender Offer and Consent Solicitation” dated March 23, 2012